Exhibit 99.1

Ideal Power Reports Third Quarter 2019 Financial Results

Management to Host Conference Call Today at 4:30 p.m. ET

AUSTIN, TX – November 13, 2019 -- Ideal Power Inc. (NASDAQ: IPWR), pioneering the development and commercialization of highly efficient and broadly patented B-TRAN™ bi-directional power switches, reported results for its third quarter ended September 30, 2019.

Key Third Quarter 2019 and Subsequent B-TRAN™ Division Highlights:

•	Sold our Power Conversion Systems (PCS) business and Power Packet Switching Architecture (PPSA™) technology to CE+T Energy Solutions.

o	Received a combination of cash, CE+T Energy Solutions equity and the assumption of certain liabilities; and

o	Reduced cash burn to approximately $700,000 per quarter, an approximately 60% reduction from our average quarterly cash burn in 2018.

•	Strengthened balance sheet through the completion of a $3.5 million private placement subsequent to the close of the third quarter 2019. We are now solely focused on B-TRAN™ solid state switch commercialization.

•	Completed testing of double-sided B-TRAN™ dies.
o	Demonstrated bi-directional operation with symmetrical performance in both directions;
o	Measured forward voltage drop of 0.2V, consistent with our simulations. This value is substantially lower than the corresponding junction voltage drop of approximately 1.75V for an IGBT switch; and
o	Measured breakdown voltages of up to 1200V, a characteristic required for commercial, industrial and military applications such as data centers, battery storage, renewable energy and traction drives.
•	B-TRAN™ dies are being packaged for use with a bi-directional driver to characterize switching performance.
•	Design basis and test results of initial B-TRAN™ devices meet the criteria for our engineering prototype sampling program.

•	B-TRAN™ Patent Estate: Currently have 47 issued B-TRAN™ patents with 12 of those patents issued outside North America. Significantly, our geographic coverage now includes China, Japan and Europe. Our B-TRAN™ patent portfolio of approximately 36 patent filings includes pending applications that will enhance our coverage in the US, China, Japan and Europe and potentially expand our coverage to include Korea and India.

Management Commentary

“The third quarter of 2019 was highlighted by the completion of our PCS disposition allowing us to focus solely on our proprietary B-TRAN™ power switch technology commercialization,” said Dr. Lon Bell, Chief Executive Officer of Ideal Power. “During the quarter we collaborated extensively with semiconductor fabrication partners to manufacture B-TRAN™ wafers for packaging and bench testing.

“Subsequent to the closing of the third quarter and in conjunction with the recent B-TRAN progress, the Company was able to fortify the balance sheet with $3.5 million in gross proceeds from institutional investors and company management. I personally contributed $500,000 to the offering, demonstrating my confidence in the immense opportunity for our repositioned Company. We look forward to sharing more on our commercial progress on our year-end earnings call and upcoming investor conferences,” concluded Bell.

Third Quarter 2019 Financial Results

•	The company had no revenues from continuing operations in the third quarter of 2019.

•	Q3 2019 operating expenses were $0.7 million compared to $1.2 million in Q3 2018. The decrease in operating expense was primarily due to a decrease in our general and administrative expenses impacted by our cost reduction plan, inclusive of reduced headcount, and disposition of PCS business.

•	Q3 2019 net loss was $0.8 million, compared to $2.2 million in Q3 2018.

•	Q3 2019 cash used in operating activities in Q3 2019 was $0.7 million compared to $1.4 million in Q3 2018. Year-to-date Q3 2019 cash used in operating activities was $2.4 million compared to $4.3 million in year-to-date Q3 2018.

•	Cash and cash equivalents totaled $0.8 million as of September 30, 2019, with no long-term debt outstanding.

•	Subsequent to the close of the third quarter, the company entered into definitive agreements with certain institutional and accredited investors, including Dr. Lon E. Bell, Chief Executive Officer and Chairman of the Board of Ideal Power, for a private placement of Ideal Power’s common stock (or common stock equivalents) and warrants to purchase common stock for aggregate gross proceeds of $3.5 million.

Conference Call Details

Ideal Power Chairman, CEO and President Dr. Lon Bell, CFO Tim Burns and B-TRAN™ Chief Commercial Officer Dan Brdar will host the conference call, which will be accompanied by a presentation and followed by a question and answer period.

To access the call, please use the following information:

Date:	Wednesday, November 13, 2019
Time:	4:30 p.m. ET, 1:30 p.m. PT
Toll-free dial-in number:	1-800-458-4148
International dial-in number:	1-323-794-2597
Conference ID:	7385903
Presentation:	Events Section of IR website here

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=136767 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through December 13, 2019.

Toll Free Replay Number:	1-844-512-2921
International Replay Number:	1-412-317-6671
Replay ID:	7385903

About Ideal Power Inc.
Ideal Power (NASDAQ: IPWR) is pioneering the development of its broadly patented bi-directional power switches, creating highly efficient and ecofriendly energy control solutions for industrial, alternative energy, military and automotive applications. The company is focused on its patented Bi-directional, Bi-polar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bi-directional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN™ modules will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

Safe Harbor Statement
All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the success of our B-TRAN™ technology, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, our inability to predict with precision or certainty the pace of development and commercialization of our B-TRAN™ technology and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:
MZ North America
Chris Tyson
949-491-8235
IPWR@mzgroup.us
www.mzgroup.us

IDEAL POWER INC.
Balance Sheets

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$769,833	$3,258,077
Prepayments and other current assets	129,347	333,877
Current assets of discontinued operations held for sale	–	1,096,323
Total current assets	899,180	4,688,277

Property and equipment, net	52,879	63,214
Intangible assets, net	1,645,555	1,396,409
Right of use asset	303,246	–
Other assets	17,920	17,920
Total assets	$2,918,780	$6,165,820

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$195,540	$94,203
Accrued expenses	178,720	167,755
Current portion of lease liability	177,669	–
Current liabilities of discontinued operations held for sale	–	877,755
Total current liabilities	551,929	1,139,713

Long-term lease liability	129,995	–
Other long-term liabilities	651,483	428,163
Total liabilities	1,333,407	1,567,876

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 810,000 shares issued and outstanding at September 30, 2019 and 1,518,430 shares issued and outstanding at December 31, 2018, respectively	810	1,518
Common stock, $0.001 par value; 50,000,000 shares authorized; 1,475,322 shares issued and 1,474,001 shares outstanding at September 30 30, 2019 and 1,404,479 shares issued and 1,403,158 shares outstanding at December 31, 2018, respectively	1,475	1,404
Additional paid-in capital	68,115,842	68,022,484
Treasury stock, at cost, 1,321 shares at September 30, 2019 and December 31, 2018, respectively	(13,210)	(13,210)
Accumulated deficit	(66,519,544)	(63,414,252)
Total stockholders’ equity	1,585,373	4,597,944
Total liabilities and stockholders’ equity	$2,918,780	$6,165,820

IDEAL POWER INC.
Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Product revenue	$–	$–	$–	$–
Cost of product revenue	–	–	–	–
Gross profit	–	–	–	–

Operating expenses:
Research and development	250,773	326,733	804,741	743,495
General and administrative	471,272	911,763	1,520,325	2,597,174
Total operating expenses	722,045	1,238,496	2,325,066	3,340,669

Loss from continuing operations before interest	(722,045)	(1,238,496)	(2,325,066)	(3,340,669)
Interest (income) expense, net	2,763	112	3,072	(36,817)
Loss from continuing operations	(724,808)	(1,238,608)	(2,328,138)	(3,303,852)
Loss from discontinued operations	(78,796)	(1,011,315)	(768,047)	(2,724,679)
Loss on sale of discontinued operations	(9,107)	–	(9,107)	–
Net loss	$(812,711)	$(2,249,923)	$(3,105,292)	$(6,028,531)

Loss from continuing operations per share – basic and fully diluted	$(0.49)	$(0.88)	$(1.60)	$(2.36)
Loss from discontinued operations per share – basic and fully diluted	(0.06)	(0.73)	(0.53)	(1.94)
Net loss per share – basic and fully diluted	$(0.55)	$(1.61)	$(2.13)	$(4.30)

Weighted average number of shares outstanding – basic and fully diluted	1,474,001	1,401,348	1,460,507	1,401,060

IDEAL POWER INC.
Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Loss from continuing operations	$(2,328,138)	$(3,303,852)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	82,913	109,845
Write-off of capitalized patents	–	10,873
Stock-based compensation	156,882	645,349
Decrease in operating assets:
Prepayments and other current assets	204,530	186,764
Increase (decrease) in operating liabilities:
Accounts payable	1,337	192,352
Accrued expenses	6,336	(108,489)
Net cash used in operating activities	(1,876,140)	(2,267,158)
Net cash used in operating activities – discontinued operations	(557,096)	(2,076,842)

Cash flows from investing activities:
Purchase of property and equipment	(4,253)	(1,088)
Acquisition of intangible assets	(74,342)	(85,913)
Net cash used in investing activities	(78,595)	(87,001)
Net cash provided by (used in) investing activities – discontinued operations	23,587	(49,865)

Cash flows from financing activities:
Payment of taxes related to restricted stock vesting	–	(2,616)
Net cash used in financing activities	–	(2,616)

Net decrease in cash and cash equivalents – continuing operations	(1,954,735)	(2,356,775)
Net decrease in cash and cash equivalents – discontinued operations	(533,509)	(2,126,707)
Cash and cash equivalents at beginning of period	3,258,077	10,022,247
Cash and cash equivalents at end of period	$769,833	$5,538,765